SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 1, 2008
Date of report (Date of earliest event reported)

Rubber Research Elastomerics, Inc
(Exact Name of Registrant as Specified in its Charter)

Minnesota	000-15947	41-0843032
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Main Street N.E. Minneapolis, Minnesota	55421
(Address of Principal Executive Offices)	(Zip Code)

(763) 572-1056
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 1, 2008, Rubber Research Elastomerics, Inc. (the “Company”) entered into a letter loan agreement (the “Loan Agreement”) effective December 1, 2008 with Riviera Investments, Inc. (“Riviera”). Under the Loan Agreement, Riviera agreed to loan the Company up to $400,000 to be extended in at least two tranches. The initial amount loaned was $300,000 and subsequent loans in an aggregate amount of up to $100,000 will be extended within six months of the date of the agreement at the request of the Company. Pursuant to the Loan Agreement, on December 1, 2008, the Company issued a $300,000 secured demand note (the “Note”) to Riviera. Our chief executive officer is the President, sole director and sole shareholder of Riviera.

The Note bears interest at a fluctuating rate equal to the Prime Rate (as published in the Wall Street Journal) plus 10% per annum. Interest is payable in cash monthly, but at the request of the Company, the interest may be added to the principal amount of the Loan. The Note is payable on demand at any time and is payable in full no later than November 15, 2009.

The Note and Loan Agreement include, among other terms and conditions, limitations on the ability of the Company to make asset dispositions; merge or consolidate with or into another person or entity; create, incur, assume or be liable for indebtedness; create, incur or allow liens on any property or assets; make investments; declare or make specified restricted payments or dividends; enter into transactions with affiliates; and change their line of business. The Note and Loan Agreement contains customary events of default and includes events of defaults for defaults on other indebtedness of the Company. In addition, it is an event of default if our current chief executive officer ceases to serve in that capacity.

In connection with the Note and Loan Agreement, the Company also entered into a Security Agreement dated December 1, 2008 (the “Security Agreement”) in favor of Riviera. Among other things, the Security Agreement provides Riviera with a security internet in all the Company's assets.

The descriptions of the Note, the Loan Agreement and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to these documents, which are filed as Exhibits 4.1, 10.1 and 10.2, respectively, to this report and incorporated by reference herein.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” is also responsive to Item 2.03 and is hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

4.1   Demand Note issued to Riviera Investments, Inc. dated December 1, 2008
10.1 Letter Loan Agreement dated December 1, 2008 entered into between Riviera Investments, Inc. and Rubber Research Elastomerics, Inc.
10.2 Security Agreement dated December 1, 2008 entered into by Rubber Research Elastomerics, Inc. in favor of Riviera Investments, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBBER RESEARCH ELASTOMERICS, INC.

Date: December 5, 2008	By:	/s/ Winston Salser
Winston Salser
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description	Page
4.1	Demand Note issued to Riviera Investments, Inc. dated December 1, 2008	Filed Electronically
10.1	Letter Loan Agreement dated December 1, 2008 entered into between Riviera Investments, Inc. and Rubber Research Elastomerics, Inc.	Filed Electronically
10.2	Security Agreement dated December 1, 2008 entered into by Rubber Research Elastomerics, Inc. in favor of Riviera Investments, Inc.	Filed Electronically